STATEMENT OF ACCURACY
& AUTHORIZATION TO OBTAIN INFORMATION

PERSONAL IDENTITY DETAILS

Name:	Chris Miglino	Date of Birth:	[redacted]
Address:	456 Seaton Street Los Angeles, CA 90013	Social Security #:	***-**-[redacted]

BUSINESS ENTITY DETAILS

Business Name:	Social Reality, Inc.	Year of Incorporation:	2010
Address:	456 Seaton St. Los Angeles, CA 90013	State of Incorporation:	CA
		Federal Tax ID	45-2925231
Phone:	323-229-0297		
Entity Type:	Corporation		

Patriot Act Notice: Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account, including your name, address, date of birth and other information that will allow us to verify your identity.

STATEMENT OF ACCURACY
The statements made in and documents attached to this agreement are true and accurate to the best of my/our knowledge and belief.

DECLARATION

I/We authorize Fast Pay Partners and its affiliates (FPP) to obtain whatever information regarding employment, bank accounts, and/or outstanding credit (mortgage, auto, personal, home improvement, charge cards, credit unions, etc.) that FPP deems to necessary in connection with this application or in the course of review or collection of any credit extended in reliance on this application. I/We authorize and instruct any consumer credit agency, commercial credit reporting agency, business or person to compile and furnish to FPP any such information regarding us or our business(es) as may be requested by FPP and agree that such information, along with this application, shall remain FPP's property whether or not the application is approved. This authorization will be valid for a period of two years from the date below or as long as applicant has an outstanding balance with FPP. A photocopy of this authorization will be as valid as the original. I/We authorize Fast Pay to verify or check any of the information given, including credit references and employment and to obtain credit bureau reports as Fast Pay deems necessary. I/We also authorize Fast Pay to record a UCC-1 Financing Statement or any other applicable filing in any relevant jurisdiction or filing office reflecting a lien on all my/our assets to expedite the processing of secure amounts due under the contemplated transaction and if the transaction is not consummated, a UCC-3 Termination Statement or equivalent filing will be provided upon your request. I also certify that I am an authorized signatory for the above named business entity and I have the authority to bind the above named business entity to secured financing and lending agreements.

Christopher Miglino
Christopher Miglino (Sep 14, 2016)

FAST PAY

FINANCING AND SECURITY AGREEMENT

INTRODUCTION

This Financing and Security Agreement ("Agreement") is made and entered into on Sep 14, 2016 by and between Social Reality, Inc. ("Seller"), and Fast Pay Partners LLC, a Delaware limited liability company ("Purchaser"). Seller has agreed to sell and Purchaser has agreed to purchase Accounts for which Purchaser will make Advances of the Purchase Price. Purchaser is agreeable to providing this facility, provided that Seller agrees to the provisions of this Agreement.

The items referenced below are subject to and defined within the provisions of this Agreement:

(a) Maximum Line Amount: Eight Million Dollars ($8,000,000.00)
(b) Advance Rate: Eighty Percent (80.0%) of gross value of Invoices
(c) Minimum Invoice Size: Five thousand dollars ($5,000)
(d) Initial Factoring Fee: Zero Point Seven One Seven Percent (0.717%) flat fee, based on gross value of the Invoice, for initial 30 day period
(e) Additional Factoring Fee: Zero Point Seven One Seven Percent (0.717%) prorated daily on the gross value of the Invoiced amount outstanding, commencing on day 30
(f) Misdirected Payment Fee: Repayment of all Advances must be paid by the Account Debtor directly to Purchaser. In the event an Account Debtor fails to pay Purchaser directly, Purchaser will provide Seller a grace period of five (5) business days to notify Purchaser of any Misdirected Payment and to forward the full amount of the Misdirected Payment to Purchaser otherwise Seller may be assessed a Misdirected Payment Fee equaling 20% of the amount of such payment.
(g) Concentration Limit: The percentage of any debt from a single Account Debtor over the total amount outstanding from Seller's Purchased Accounts must remain below 25%. In the event the percentage exceeds the foregoing limit, Purchaser may exercise its right not to purchase more accounts from said Account Debtor.
(h) Closing Fee: One Thousand Dollars ($1,000.00)
(i) Wire Fee: An amount equal to Thirty-Five Dollars ($35.00) to cover fees and costs associated with incoming and outgoing wire transfers to/from the Lockbox or as between Purchaser/Seller.
(j) Termination: Subject to a fee equal to 2% of the Maximum Line Amount with respect to any termination of this Agreement prior to the 1st anniversary of the date hereof (the "Early Termination Fee"), Seller may terminate this Agreement at any time upon 60 days prior written notice to Purchaser whereupon this Agreement shall terminate upon successful repayment of all outstanding Obligations.
(k) Minimum Utilization: Beginning on the 31st day after the date hereof, Seller shall at all times utilize at least 50% of the Maximum Line Amount. The Factoring Fees otherwise set forth herein shall be adjusted to reflect such minimum utilization.

SIGNATURES

By their signatures below, the parties represent they have read, understand and agree to be bound by the Financing and Security Agreement, including the Standard Terms and Conditions referenced herein.

SELLER AND PURCHASER have executed this Agreement through their authorized officers as of the date set forth above.

"SELLER"
Social Reality, Inc.

Signature: Christopher Miglino
Christopher Miglino (Sep 14, 2016)

Email: chris@socialreality.com

Name: Chris Miglino
Title: CEO

Contact Information:
Social Reality, Inc.
456 Seaton St.
Los Angeles, CA 90013
Ph: 323-229-0297
e-mail: chris@socialreality.com

"PURCHASER"
Fast Pay Partners LLC

Signature: Secil Baysal
Secil Baysal (Sep 19, 2016)

Email: legal@fastpaypartners.com

Name: Secil Baysal
Title: Chief Operating Officer

Contact Information:
Fast Pay Partners LLC
8201 Beverly Blvd, Suite 600
Los Angeles, CA 90048
Ph: (310) 651-9201
e-mail: legal@gofastpay.com

Banking Information:
Bank: «Wells Fargo»
Address: «»
ABA or Swift #: «[redacted]»
Account #: «[redacted]»

FINANCING AND SECURITY AGREEMENT STANDARD TERMS AND CONDITIONS

1. **Sale; Purchase Price; Billing**

1.1. **Assignment and Sale**

1.1.1. Seller shall offer to sell to Purchaser as absolute owner, with full recourse, such of Seller's Accounts as submitted to Purchaser for purchase.

1.1.2. Each Account submitted by Seller for purchase shall be accompanied by such documentation supporting and evidencing the Account.

1.1.3. Purchaser may not purchase any Account which will cause the unpaid balance of Purchased Accounts to exceed the Maximum Line Amount.

1.1.4. Accounts submitted to Purchaser must exceed Minimum Invoice Size as stated within the *General Rates and Fees*, except as otherwise agreed by both parties in an Authenticated Record.

1.1.5. Purchaser shall pay the Purchase Price, of any Purchased Account, less any amounts due to Purchaser from Seller, including, without limitation, any amounts due under Sections 2.1 and 3.1 hereof, to Seller within five (5) business days of the Purchase Date, whereupon the Accounts shall be deemed purchased hereunder.

1.1.7. Upon execution of this Agreement, Seller shall pay the Closing Fee.

1.1.8. All Purchases shall be made at the absolute sole discretion of the Purchaser.

1.2. **Billing.** Purchaser may send a monthly statement to all Payors itemizing their account activity during the preceding billing period. All Payors will be instructed to make payments to Purchaser.

2. **Reserve Account**

2.1. Seller shall pay to Purchaser on demand the amount of any Reserve Shortfall.

2.2. Upon request of the Seller, Purchaser shall pay to Seller any amount by which the Reserve Account exceeds the Required Reserve, unless reserve is necessary to cover other Obligations of the Seller.

2.3. Purchaser may charge the Reserve Account with any Obligation.

2.4. Purchaser may pay any amounts due Seller hereunder by a credit to the Reserve Account.

2.5. Purchaser may retain the Reserve Account until Complete Termination.

3. **Exposed Payments**

3.1. Upon termination of this Agreement Seller shall pay to Purchaser (or Purchaser may retain), to hold in a non-segregated non-interest bearing account, the amount of all Exposed Payments (the "Preference Reserve").

3.2. Purchaser may charge the Preference Reserve with the amount of any Exposed Payments that Purchaser pays to the bankruptcy estate, receivership estate, assignee for benefit of creditors, creditor body or representative of any of the foregoing of the Payor that made the Exposed Payment or on whose behalf such Exposed Payment was made, on account of a claim asserted under Sections 547, 548, 549 or 550 of the Bankruptcy Code or any equivalent type state or federal law, rule or regulation.

3.3. Purchaser shall refund to Seller from time to time that balance of the Preference Reserve for which a claim under Sections 547, 548, 549 or 550 of the Bankruptcy Code or any equivalent type state or federal law, rule or regulation can no longer be asserted against the Exposed Payments due to the passage of the statute of limitations, settlement with the bankruptcy estate, receivership estate, assignee for benefit of creditors, creditor body or representative of any of the foregoing.

4. **Authorization for Purchases.** Subject to the terms and conditions of this Agreement, Purchaser is authorized to purchase Accounts upon telephonic, facsimile or other instructions received from anyone purporting to be an officer, employee or representative of Seller.

5. **Fees and Expenses.** Seller shall pay to Purchaser:

5.1. **Factoring Fee.** The Initial Factoring Fee and Additional Factoring Fee shall be due on the date on which a Purchased Account is Closed. Factoring Fees are subject to upward adjustment in accordance with Section 12.8 herein and also shall include the additional Default Rate on the Obligations, at Purchaser's sole election, upon the occurrence and continuance of an Event of Default.

5.2. **Misdirected Payment Fee.** Any Misdirected Payment Fee immediately upon its accrual.

5.3. **Out-of-pocket Expenses.** The out-of-pocket expenses directly incurred by Purchaser in the administration of this Agreement such as wire transfer fees ("Wire Fee"), postage and audit fees. Seller shall not be required to pay for more than four audits per twelve-month period.

6. **Repurchase Of Accounts.** Purchaser may require that Seller repurchase, by payment of the then unpaid Face Amount thereof, together with any unpaid fees relating to the Purchased Account on demand, or, at Purchaser's option, by Purchaser's charge to the Reserve Account:

6.1. Any Purchased Account, the payment of which has been disputed by the Payor or the Account Debtor obligated thereon, Purchaser being under no obligation to determine the bona fides of such dispute;

6.2. Any Purchased Account regarding which Seller has breached any representation or warranty as set forth in the Section 13.

6.3. Any Purchased Account owing from an Account Debtor or Payor which (a) in Purchaser's reasonable credit judgment has become insolvent or (b) has indicated an inability or unwillingness to pay the Purchased Account when due;

6.4. All Purchased Accounts upon the occurrence of an Event of Default, or upon the termination date of this Agreement; and

6.5. Any Purchased Account that remains unpaid beyond the Late Payment Date.

7. **Security Interest**

7.1. As collateral securing the Obligations, Seller grants to Purchaser a continuing first priority security interest in the Collateral.

7.2. Notwithstanding the creation of this security interest, the relationship of the parties shall be that of Purchaser and Seller of accounts, and not that of lender and borrower.

8. **Clearance Days.** For all purposes under this Agreement, Clearance Days will be added to the date on which Purchaser receives any payment if such payment is received other than by wire directly to the Lockbox.

9. **Authorization to Purchaser**

9.1. **Power of Attorney:** Seller grants to Purchaser an irrevocable power of attorney coupled with an interest authorizing and permitting Purchaser (acting through any of its employees, attorneys or agents) at any time, at its option but without obligation, with or without notice to Seller, and at Seller's sole expense, to do any or all of the following, in Seller's name or otherwise: Seller irrevocably authorizes Purchaser at Seller's expense, to exercise at any time any of the following powers until all of the Obligations have been paid in full:

9.1.1. Receive, take, endorse, assign, deliver, accept and deposit, in the name of Purchaser or Seller, any and all proceeds of any collateral securing the Obligations or the proceeds thereof;

9.1.2. Take or bring, in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of or other realization upon Purchaser's Accounts;

9.1.3. With respect to any of the following established or issued for the benefit of Seller, either individually or as a member of a class or group, file any claim under (a) any bond or (b) under any trust fund;

9.1.4. Pay any sums necessary to discharge any lien or encumbrance which is senior to Purchaser's security interest in any assets of Seller, which sums shall be included as Obligations hereunder, and in connection with which sums the Late Charge shall accrue and shall be due and payable;

9.1.5. File in the name of Seller or Purchaser or both: (a) Mechanic's lien or related notices, or (b) Claims under any payment bond, in connection with goods or services sold by Seller in connection with the improvement of realty;

9.1.6. Notify any Payor obligated with respect to any Account, that the underlying Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser;

9.1.7. Communicate directly with Seller's Payors to verify the amount and validity of any Account created by Seller;

9.1.8. After an Event of Default: (a) Change the address for delivery of mail to Purchaser and to receive and open mail addressed to Seller; (b) Extend the time of payment of, compromise or settle for cash, credit, return merchandise, and upon any terms or conditions, any and all Accounts and discharge or release any account debtor or other obligor (including filing of any public record releasing any lien granted to Seller by such account debtor), without affecting any of the Obligations;

9.1.9 Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys' fees incurred by Purchaser with respect to the foregoing shall be added to and become part of the Obligations. In no event shall Purchaser's rights under the foregoing power of attorney or any of Purchaser's other rights under this Agreement be deemed to indicate that Purchaser in control of the business, management of properties of Seller;

9.1.10. File any initial financing statements and amendments thereto that: (a) Indicate the collateral as all assets of the Seller or words of similar effect, regardless of whether any particular asset comprised in the collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail; (b) Contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Seller is an organization, the type of organization, and any organization identification number issued to the Seller and, (ii) in the case of a financing statement filed as a fixture filing or indicating collateral to be as-extracted collateral or timber to be cut, a sufficient description of real property to which the collateral relates; and (c) Contain a notification that the Seller has granted a negative pledge to the Purchaser, and that any subsequent lienor may be tortuously interfering with Purchaser's rights;

9.1.11. Advises third parties that any notification of Seller's Account Debtors will interfere with Purchaser's collection rights; and

9.1.12. File any Correction Statement in the name of Seller under Section 9-518 of the Uniform Commercial Code that Purchaser reasonably deems necessary to preserve its rights hereunder.

9.2. Seller authorizes Purchaser to accept, endorse and deposit on behalf of Seller any checks tendered by an account debtor "in full payment" of its obligation to Seller. Seller shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller's claims, under §3-311 of the Uniform Commercial Code, or otherwise.

9.3. Seller grants Purchaser ownership and full license to use any data collected during the Term of this contract provided that no personally identifiable information is disclosed to the public.

10. **ACH Authorization.**

10.1. In order to satisfy any of the Obligations, Seller authorizes Purchaser to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Seller. Purchaser shall provide Seller with two (2) days advance notice of its intention to initiate electronic debit entries of Seller's deposit account through the ACH system. Such notice may be provided electronically. If an ACH debit request is not honored by the financial institution, for any reason, Seller agrees to immediately pay, in the form of a check, money order or cash, such sums as are necessary to bring the balance then due hereunder current, and Seller will be subject to such fees or charges for non-payment, as if Client had delivered a NSF check or made no payment to Purchaser.

10.2. Seller is not required to sign this Authorization as a condition to obtaining any extension of credit from Purchaser. This Authorization is made at Seller's request to aid its ability to timely pay amounts due Purchaser.

11. **Electronic Transactions Authorization.** The Parties agree that all business between one another shall be conducted by electronic means and adopt the provisions of the California Uniform Electronic Transactions Act (UETA) as set forth in California Civil Code, Division 3, Part 2, Title 2.5, Sections 1633.1 – 1633.17, inclusive. Each document that is subject to or provided in furtherance of this Agreement, all documents provided in furtherance thereof, as amended, modified or supplemented from time to time that a party has sent to the other by electronic means or the Seller has clicked to approve to adopt this Agreement or Seller submits through the Online Reporting System shall be intended as and constitute an original and deemed to contain a valid signature for all purposes acknowledging and consenting to the terms of the agreement applicable thereto. In furtherance of the above, the Seller hereby authorizes Purchaser to regard the Seller's printed name or electronic approval for any document, agreement, assignment schedules or invoices as the equivalent of a manual signature by one of the Seller's authorized officers or agents. The Seller's failure to promptly deliver to Purchaser any schedule, report, statement, writing or other information ("Record") required by this Agreement or any document related hereto shall not affect, diminish, modify or otherwise limit Purchaser's security interests in the Collateral. Purchaser may rely upon, and assume the authenticity of, any such electronic approval, and any material applicable to such approval as the duly confirmed, authorized and approved signature of the Seller by the person approving same, shall constitute an "authenticated" record for all purposes (including, without limitation, the Uniform Commercial Code) and shall satisfy the requirements of any applicable statute of frauds. Seller is not required to agree to conduct business pursuant to the UETA and the purchase of Accounts of Advance being granted in furtherance of this Agreement is not conditioned upon Seller agreeing to conduct business in accordance with the UETA. Seller may terminate this Electronic Transactions Authorization by providing Purchaser with not less than ten (10) days written notice as provided in Section 35.1, below. Thereafter, Seller shall incur and be responsible to pay Purchaser a "Manual Reporting Fee" for any Record when submitted to Purchaser.

12. **Covenants By Seller**

12.1. After written notice by Purchaser to Seller, and automatically, without notice, after an Event of Default, Seller shall not, without the prior written consent of Purchaser in each instance, (a) grant any extension of time for payment of any of its Accounts, (b) compromise or settle any of its Accounts for less than the full amount thereof, (c) release in whole or in part any Payor, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

12.2. From time to time as requested by Purchaser, at the sole expense of Seller, Purchaser or its designee shall have access, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Seller's books and records, and Seller shall permit Purchaser or its designee to make copies of such books and records or extracts therefrom as Purchaser may request. Without expense to Purchaser, Purchaser may use any of Seller's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Purchaser, in its sole discretion, deems appropriate. Seller hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Purchaser at Seller's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Seller.

12.3. Before sending any Invoice to an Account Debtor, Seller shall mark same with a notice of assignment as may be required by Purchaser.

12.4. Seller shall pay when due all payroll and other taxes, and shall provide proof thereof to Purchaser in such form as Purchaser shall reasonably require.

12.5. Seller shall not create, incur, assume or permit to exist, any lien upon or with respect to any assets in which Purchaser now or hereafter holds as a security interest.

12.6. Notwithstanding Seller's obligation to pay the Misdirected Payment Fee, Seller shall pay to Purchaser on the next banking day following the date of receipt by Seller, the amount of any payment on account of a Purchased Account.

12.7. **Avoidance Claims**

12.7.1. Seller shall indemnify Purchaser from any loss (including defense costs, expenses and attorneys' fees) arising out of the assertion, defense, or judgment or otherwise of any Avoidance Claim, and shall pay to Purchaser on demand the amount thereof.

12.7.2. Seller shall notify Purchaser within two business days after Seller becomes aware of the assertion of an Avoidance Claim.

12.7.3. This provision shall survive termination of this Agreement.

12.8. **Minimum Utilization.** Seller shall at all times cause the aggregate gross value of Accounts purchased hereunder to be equal or greater than the amount set forth in the *General Rates and Fees*; any violation of the foregoing covenant shall cause the Factoring Fees owed hereunder by Seller to be equal to the fees that would have accrued had Seller not violated this clause. The typical calculation to determine the fees that would have accrued had Seller not violated this clause for any applicable calendar month would be as follows: (1) the result of (x) the Maximum Line Amount *divided by* (y) the Advance Rate *multiplied by* (2) Minimum Utilization percentage requirement *multiplied by* (3) the monthly gross Factoring Fee rate.

12.9. **No ACH Debit Block**. Seller shall at all times maintain each of its deposit accounts in a manner that allows Purchaser to utilize the ACH authorization set forth in Section 10 or otherwise herein. Seller shall not use any ACH debit block or any other service or functionality that prevents Purchaser from initiating and completing electronic debit or credit entries through the ACH system to any deposit account maintained by Seller.

12.10 **Disposal of Assets or Change of Control**. Seller shall not convey, sell, lease, license, assign, transfer, or otherwise dispose any of its assets in a manner not in the ordinary-course-of-business. Seller shall also notify Purchaser promptly, and in any event at least thirty (30) days prior to the date of any transaction that results or would result in a Change of Control.

13. **Account Disputes.** Seller shall notify Purchaser promptly of and, if requested by Purchaser, will settle all disputes concerning any Purchased Account, at Seller's sole cost and expense. Purchaser may, but is not required to, attempt to settle, compromise, or litigate (collectively, "Resolve") the dispute upon such terms, as Purchaser in its sole discretion deem advisable, for Seller's account and risk and at Seller's sole expense. Upon the occurrence of an Event of Default, Purchaser may Resolve such issues with respect to any Account of Seller.

14. **Representation and Warranties.** Seller represents and warrants that:

14.1. **Existence and Power.** If Seller is a partnership, limited liability company, or corporation, Seller is and will continue to be duly authorized, validly existing and in good standing under the laws of the jurisdiction of its organization until all of the Obligations have been paid in full. Seller is and will continue to be qualified and licensed in all jurisdictions in which the nature of the business transacted by it, or the ownership or leasing of its property, make such qualification of licensing necessary, and Seller has and will continue to have all requisite power and authority to carry on its business as it is now, or may hereafter be, conducted.

14.2. **Authority.** Seller is, and will continue to be, duly empowered and authorized to enter into, and grant security interests in its property, pursuant to and perform its obligations under, this Agreement, and all other instruments and transactions contemplated hereby or relating hereto. The execution, delivery and performance by Seller of this Agreement, and all other instruments and transactions contemplated hereby or relating hereto, have been duly and validly authorized, are enforceable against the Seller in accordance with their terms, and do not and will not violate any law or any provision of, nor be grounds for acceleration under, any agreement, indenture, note or instrument which is binding upon Seller, or any of its property, including without limitation, Seller's Operating Agreement, Partnership Agreement, Articles of Incorporation, By-Laws and any Shareholder Agreements (as applicable).

14.3. **Name; Trade Names and Styles.** Seller has set forth above Seller's absolutely true and correct name. Listed below is each prior true name of Seller and each fictitious name, trade name and trade style by which Seller has been, or is now known, or has previously transacted, or now transacts business, as aforementioned noted. Seller shall provide Purchaser with thirty (30) days advance written notice before changing its legal name or doing business under any other name, fictitious name, trade name, or trade style. Seller has complied, and will hereafter comply, with all laws relating to the conduct of business under, the ownership of property in, and the renewal or continuation of the right to use, a corporate, fictitious or trade name or trade style.

14.4 **Place and Nature of Business; Location of Collateral.** Seller does not engage in any Restricted Industry. Seller's books and records including, but not limited to, the books and records relating to Seller's Accounts, are and will be kept and maintained at Seller's Address unless and until Purchaser otherwise consents in writing. In addition to Seller's Address, Seller has places of Business and Collateral located only at the following locations, as aforementioned noted. Seller will provide Purchaser with at least thirty (30) days advance written notice in the event Seller moves the Collateral, or obtains, opens or maintains any new or additional place(s) for the conduct of Seller's business or the location of any Collateral, or closes any existing place of business.

14.5 **Title to Collateral; Liens.** With the exception of Accounts Purchased hereunder where title vests with Purchaser, Seller is now, and will at all times hereafter be, the true, lawful and sole owner of all the Collateral., except for the security interest granted to Purchaser the Collateral now is and will hereafter remain, free and clear of any and all liens, charges, security interests, encumbrances and adverse claims. Except as expressly provided to the contrary in this Section, Purchaser now has, and will hereafter continue to have, a fully perfected and enforceable first priority security interest in all of the Collateral, and Seller will at all times defend Purchaser and the Collateral against all claims and demands of others.

14.6. Each and every Purchased Account sold and assigned to Purchaser shall, on the date the assignment is made and thereafter, comply with all of the following representations, warranties and covenants: (a) each Purchased Account represents an undisputed bona fide existing unconditional obligation

of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Seller's business; (b) each Purchased Account is owned by Seller free and clear of any and all deductions, disputes, liens, security interests and encumbrances; (c) the Account Debtor has received and accepted the goods sold and services rendered which created the Purchased Account and the invoice therefor and will pay the same without any dispute; (d) no Account Debtor on any Purchased Account is a shareholder, director, partner or agent of Seller, or is a person or entity controlling, controlled by or under common control with Seller, or is engaged in a Restricted Industry; and (e) no Purchased Account is owed by an Account Debtor to whom Seller is or may become liable in connection with goods sold or services rendered by the Account Debtor to Seller or any other transaction or dealing between the Account Debtor and Seller. Immediately upon discovery by Seller that any of the foregoing representations, warranties, or covenants are or have become untrue with respect to any Purchased Account, Seller shall immediately give written notice thereof to Purchaser.

14.7. Seller has not received notice or otherwise learned of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable account debtor regarding Purchased Accounts.

15. **Indemnification.** Seller agrees to indemnify Purchaser against and save Purchaser harmless from any and all manner of suits, claims, liabilities, demands and expenses (including reasonable attorneys' fees and collection costs) resulting from or arising out of this Agreement, whether directly or indirectly, including the transactions or relationships contemplated hereby (including the enforcement of this Agreement), and any failure by Seller to perform or observe its obligations under this Agreement.

16. **Disclaimer of Liability.** In no event will Purchaser be liable to Seller for any lost profits, lost savings or other consequential, incidental or special damages resulting from or arising out of or in connection with this Agreement, the transactions or relationships contemplated hereby or purchaser's performance or failure to perform hereunder, even if purchaser has been advised of the possibility of such damages.

17. **Default**

17.1. **Events of Default.** The occurrence of any one of more of the following shall constitute an Event of Default hereunder: (a) Seller fails to pay or perform any Obligation as and when due; (b) there shall be commenced by or against Seller any voluntary or involuntary case under the United States Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets, or Seller makes or sends notice of a bulk transfer; (c) Seller or any guarantor of the Obligations shall become insolvent in that its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due or is left with unreasonably small capital; (d) any lien, garnishment, attachment, execution or the like is issued against or attaches to the Seller, the Purchased Receivables, or the Collateral; (e) Seller shall breach any covenant, agreement, warranty, or representation set forth herein; (f) Seller delivers any document, financial statement, schedule or report to Buyer which is false or incorrect in any material respect; (g) Purchaser, at any time, acting in good faith and in a commercially reasonable manner, deems itself insecure with respect to the prospect of repayment or performance of the Obligations; or (h) any present or future guarantor of the Obligations revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Purchaser or any affiliate of Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever.

17.2. **Waiver of Notice.** PURCHASER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY "DEFAULT" OR "PAST DUE" RATE SHALL NOT BE DEEMED A WAIVER BY PURCHASER OF ITS CLAIM THERETO.

17.2.1. The failure of Purchaser at any time or times hereafter to require Seller strictly to comply with any of the provisions, warranties, terms or conditions of this Agreement or any other present or future instrument or agreement between Seller and Purchaser shall not waive or diminish any right of Purchaser thereafter to demand and receive strict compliance therewith and with any other provision warranty, term and condition; and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto and whether of the same or of a different type. None of the provisions, warranties, terms or conditions of this Agreement or other instrument or agreement now or hereafter executed by Seller and delivered to Purchaser shall be deemed to have been waived by any act or knowledge of Purchaser or its agents or employees, but only by a specific written waiver signed by an officer of Purchaser and delivered to Seller. Seller waives any and all notices or demands which Seller might be entitled to receive with respect to this Agreement, or any other agreement by virtue of any applicable law. Seller hereby waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, Account, general intangible, document or guaranty at any time held by Purchaser on which Seller is or may in any way be liable, and notice of any action taken by Purchaser unless expressly required by this Agreement. Seller hereby ratifies and confirms whatever Purchaser may do pursuant to this Agreement and agrees that Purchaser shall not be liable for the safekeeping of the Collateral or any loss or damage thereto, or diminution in value thereof, from any cause whatsoever, any act or omission of any carrier, warehouseman, bailee, forwarding agent or other person, or any act of commission or any omission by Purchaser or its officers, employees, agents, or attorneys, or any of its or their errors of judgment or mistakes of fact or of law.

17.3. **Effect of Default**

17.3.1. Upon the occurrence of any Event of Default, in addition to any rights Purchaser has under this Agreement or applicable law, Purchaser may immediately terminate this Agreement, at which time all Obligations shall immediately become due and payable without notice.

17.3.2. The Late Charge shall accrue and is payable on demand on any Obligation not paid when due.

18. **Remedies**

18.1 **Generally.** Upon the occurrence of any Event of Default, and at any time thereafter, Purchaser, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Seller) may do any one or more of the following: (a) Cease advancing money or extending credit to or for the benefit of Seller under this Agreement, and any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation as well as charging the Default Rate on the Obligations above and in addition to any applicable rate hereunder; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Seller hereby authorizes Purchaser without judicial process to enter onto any of the Seller's premises without hindrance to search for, take possession of, keep, store, or remove any of the Collateral and remain on such premises or cause a custodian to remain thereon in exclusive control thereof without charge for so long as Purchaser deems necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Purchaser seek to take possession of any or all of the Collateral by Court process or through a receiver, Seller hereby irrevocable waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Purchaser retain possession

of and not dispose of any such Collateral until after trial or final judgment; (d) Require Seller to assemble any or all of the Collateral and make it available to Purchaser at a place or places to be designated by Purchaser which is reasonably convenient to Purchaser and Seller, and to remove the Collateral to such locations as Purchaser may deem advisable; (e) Place a receiver in exclusive control of Seller's business and/or any or all of the Collateral, in order to assist Purchaser in enforcing its rights and remedies; (f) Sell, reclaim, lease or otherwise dispose of all or any portion of the Collateral in its condition at the time Purchaser obtains possession or after further manufacturing, processing or repair; at any one or more public and/or private sale(s) (including execution sales); in lots or in bulk; for cash, exchange for other property or on credit; and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Purchaser shall have the right to conduct such disposition on Seller's premises without charge for such time or times as Purchaser deems fit, or on Purchaser's premises, or elsewhere and the Collateral need not be located at the place of disposition. Purchaser may directly or through any affiliated company purchase or lease any Collateral at any such public disposition and, if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Seller of any liability Seller may have if any Collateral is defective as to title or physical condition at the time of sale; (g) Demand payment of, and collect any Accounts, Instruments, Chattel Paper, Supporting Obligations and General Intangibles comprising part or all of the Collateral; or (h) Demand and receive possession of any of Seller's federal and state income tax returns and the books, records and accounts utilized in the preparation thereof or referring thereto. Any and all attorneys' fees, expenses, costs, liabilities and obligations incurred by Purchaser with respect to the foregoing shall be added to and become part of the Obligations and shall be due on demand.

18.2 **Application of Proceeds.** The proceeds received by Purchaser from the disposition of or collection of any of the Collateral shall be applied to such extent and in such manner as Purchaser shall determine in its sole discretion. If any deficiency shall arise, Seller shall remain liable to Purchaser therefore. In the event that, as a result of the disposition of any of the Collateral, Purchaser directly or indirectly enters into a credit transaction with any third party, Purchaser shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of such credit transaction or deferring the reduction thereof until the actual receipt by Purchaser of cash therefore from such third party.

18.3 **Online Access.** Upon an Event of Default, all of Seller's rights and access to any online internet services that Purchaser makes available to Seller shall be provisional pending Seller's curing of all such Events of Default. During such period of time, Purchaser may limit or terminate Seller's access to online services. Seller acknowledges that the information Purchaser makes available to Seller through online internet access, both before and after an Event of Default, constitutes and satisfies any duty to respond to a request for accounting or request regarding a statement of account that is referenced in the Uniform Commercial Code as enacted in the State of California.

18.4 **Standards of Commercial Reasonableness.** After an Event of Default, the parties acknowledge that it shall be presumed commercially reasonable and Purchaser shall have no duty to undertake to collect any Account, including those in which Purchaser receives information from an Account Debtor that a dispute exists. Furthermore, in the event Purchaser undertakes to collect or enforce an obligation of an Account Debtor or any other person obligated on the Collateral and ascertains that the possibility of collection is outweighed by the likely costs and expenses that will be incurred, Purchaser may at any such time cease any further collection efforts and such action shall be considered commercially reasonable. Before Seller may, under any circumstances, seek to hold Purchaser responsible for taking any commercially unreasonable action, Seller shall first notify Purchaser in writing, of all of the reasons why Seller believes Purchaser has acted in any commercially unreasonable manner and advise Purchaser of the action that Seller believes Purchaser should take.

18.5 **Remedies Cumulative.** In addition to the rights and remedies set forth in this Agreement, Purchaser shall have all other rights and remedies accorded a secured party under the Uniform Commercial Code as enacted in California and under any and all other applicable laws and in any other instrument or agreement now or hereafter entered into between Purchaser and Seller and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Purchaser of one or more of its rights or remedies shall not be deemed an election, nor bar Purchaser from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Purchaser to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

19. **<u>Account Stated.</u>** Purchaser shall render to Seller a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Seller as an account stated, except to the extent that Purchaser receives, within sixty (60) days after the mailing of such statement, written notice from Seller of any specific exceptions by Seller to that statement, and then it shall be binding against Seller as to any items to which it has not objected.

20. **<u>Amendment and Waiver.</u>** Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Purchaser may have, nor shall any waiver by Purchaser hereunder be deemed a waiver of any default or breach subsequently occurring. Purchaser's rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Purchaser would otherwise have.

21. **<u>Termination; Effective Date.</u>**

21.1. Subject to the Early Termination Fee, this Agreement will be effective on the date it is signed by the Parties, shall continue for the Term, and shall be automatically extended for successive Terms unless Seller shall provide 60 days prior written notice to Purchaser of its intention to terminate whereupon this Agreement shall terminate on the date set forth in said notice (an "Early Termination Date") upon successful repayment of all outstanding Obligations.

21.2. Purchaser may terminate this Agreement and demand immediate payment of all outstanding Obligations at any time and for any reason.

22. **<u>No Lien Termination without Release.</u>** In recognition of the Purchaser's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser's liens on the Collateral unless and until Complete Termination has occurred. Seller understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

23. **<u>Conflict.</u>** Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

24. **<u>Severability.</u>** In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

25. **<u>Enforcement.</u>** This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

26. **Relationship of Parties.** The relationship of the parties hereto shall be that of Seller and Purchaser of Accounts, and Purchaser shall not be a fiduciary of the Seller, although Seller may be a fiduciary of the Purchaser.

27. **Attorneys' Fees.** Seller agrees to reimburse Purchaser on demand for:

27.1. The actual amount of all costs and expenses, including attorneys' fees, which Purchaser has incurred or may incur in;

27.1.1. Negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith; Any way arising out of or in connection with this Agreement, and whether or not arising out of a dispute which does not involve Purchaser;

27.1.2. Protecting, preserving or enforcing any lien, security or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims or the defense of Purchaser's lien priority;

27.2. The actual costs, including photocopying (which, if performed by Purchaser's employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process in any way relating to Seller. This provision shall survive termination of this Agreement; and

27.3. The actual amount of all costs and expenses, including attorneys' fees, which Purchaser may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Seller, including but not limited to those (a) arising out the automatic stay, (b) seeking dismissal or conversion of the bankruptcy proceeding, (c) opposing confirmation of Seller's plan thereunder, or (d) validating Purchaser's security interest or lien priority with respect to the Collateral.

28. **Entire Agreement.** No promises of any kind have been made by Purchaser or any third party to induce Seller to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

29. **Choice of Law.** This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

30. **Jury Trial Waiver.** EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), THE OBLIGATIONS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PARTIES ACTIONS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF. THE PARTIES EACH ACKNOWLEDGE THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING. THE PARTIES EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.

IN THE EVENT THAT ANY PARTY HERETO ELECTS TO BRING ANY ACTION OR PROCEEDING IN THE STATE OF CALIFORNIA, RELATING TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS, THE PARTIES AGREE THAT SUCH ACTION OR PROCEEDING SHALL BE TRIED SOLELY THROUGH A JUDICIAL REFEREE AS PROVIDED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES FURTHER AGREE TO THE APPOINTMENT OF JAMS AS THE REFEREE APPOINTMENT TO CONDUCT THE TRIAL AND SUCH RELATED PROCEEDINGS. THE PARTIES AGREE THAT THE FILING OF ANY PRE-TRIAL MOTION OR ANY PRE-TRIAL PROVISIONAL REMEDY SHALL NOT OPERATE AS A WAIVER OF EACH PARTY'S RIGHT TO TRIAL SOLELY THROUGH A JUDICIAL REFEREE. THE PARTIES ACKNOWLEDGE THAT THE JUDICIAL REFEREE WILL LIKELY CHARGE FEES AND COSTS OVER AND ABOVE THOSE NORMALLY CHARGED BY A COURT. THE PARTIES AGREE TO INITIALLY EVENLY SPLIT THE FEES AND COSTS OF SUCH REFEREE BETWEEN THE PARTIES, SUBJECT TO SUCH FURTHER RULINGS BY THE REFEREE.

31. **Venue; Jurisdiction.** Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Purchaser so elects, be instituted in any court sitting in the Chosen State, in the city in which Purchaser's chief executive office is located, or if none, any court sitting in the Chosen State (the "Acceptable Forums"). Seller agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser to transfer such proceeding to an Acceptable Forum.

32. **Service of Process.** Seller agrees that Purchaser may effect service of process upon Seller by regular mail at the address set forth herein or at such other address as may be reflected in the records of Purchaser, or at the option of Purchaser by service upon Seller's agent for the service of process.

33. **Assignment.** Purchaser may assign its rights and delegate its duties hereunder. Upon such assignment, Seller shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Purchaser.

34. **Counterparts.** This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

35. **Notice**

35.1. All notices required to be given to any party other than Purchaser shall be deemed given upon the first to occur of (a) a deposit thereof in a receptacle under the control of the United States Postal Service, (b) transmittal by electronic means to a receiver under the control of such party, or (c) actual receipt by such party or an employee or agent of such party. All notices to Purchaser shall be deemed given upon actual receipt by a responsible officer of Purchaser.

35.2. For the purposes hereof, notices hereunder shall be sent to the addresses set forth as Contact Addresses on the face page hereof, or to such other addresses as each such party may in writing hereafter indicate.

36. **Definitions and Index to Definitions.** The following terms used within this Agreement shall have the following meaning. All capitalized terms not defined within this Agreement shall have the meaning set forth in the Uniform Commercial Code:

(a) "Advance" – The funding of the Purchase Price

(b) "Advance Rate" – As stated in the *General Rates and Fees*.
(c) "Avoidance Claim" - Any claim that any lien or payment received by Purchaser is avoidable under the Bankruptcy Code, any other debtor relief statute, including fraudulent conveyance claims, or through receivership, assignment for the benefit of creditors or any equivalent type payment recovery laws, rules or regulations intended to benefit creditors.
(d) "Base Fees" - Initial Factoring Fee and Additional Factoring Fee (not to overlap).
(e) "Change of Control" – means the person or entity constituting the majority ultimate beneficial owner of the voting equity interests of Seller (or having the ability to elect a majority of the board of directors of Seller) as of the date hereof no longer constituting the majority ultimate beneficial owner of the voting equity interests of Seller (or having the ability to elect a majority of the board of directors of Seller).
(f) "Chosen State" - California.
(g) "Clearance Days"- None.
(h) "Closed" - A Purchased Account is closed upon receipt of full payment by Purchaser from a Payor or from the Seller (including its being charged to the Reserve Account).
(i) "Collateral"- All Seller's now owned and hereafter acquired Accounts, Chattel Paper, Deposit Accounts, Inventory, Equipment, Instruments, Investment Property, Documents, Letter of Credit Rights, Commercial Tort Claims, General Intangibles, and all proceeds of each of the foregoing.
(j) "Complete Termination" – Complete Termination occurs upon satisfaction of the following conditions: (1) Payment in full of all Obligations of Seller to Purchaser; (2) If Purchaser has issued or caused to be issued guarantees, promises, or letters of credit on behalf of Seller, acknowledgement from any beneficiaries thereof that Purchaser or any other issuer has no outstanding direct or contingent liability therein; and (3) Seller has executed and delivered to Purchaser a general release in the form required by Purchaser and complied with Section 21.1.
(k) "Concentration Limit" – As stated within the *General Rates and Fees*, or 25% of the entire amount outstanding from Seller. The concentration limit refers to the percentage any debt from a single debtor has over the total amount outstanding from Seller's purchased accounts.
(l) "Default Rate" – 1% per month on the gross amount of Invoices, or alternatively the highest default rate permitted by applicable law.
(m) "Early Termination Date" – see Section 21.1 hereof.
(n) "Early Termination Fee" – As stated in the *General Rates and Fees*.
(o) "Eligible Account" - An Account that is acceptable for purchase as determined by Purchaser in the exercise of its reasonable sole credit or business judgment.
(p) "Events of Default" - See Section 17.1.
(q) "Exposed Payments" – Payments received by Purchaser from or for the account of a Payor that has become subject to a bankruptcy proceeding, to the extent such payments cleared the Payor's deposit account within ninety (90) days of the commencement of said bankruptcy case.
(r) "Face Amount" - the amount initially invoiced on an Account at the time of purchase.
(s) "Factoring Fee(s)" – Refers to the Initial Factoring Fee or Additional Factoring Fee and means the Percentage in the amount aforementioned multiplied by the Face Amount of a Purchased Account, for each Factoring Fee Period or portion thereof, that any portion thereof remains unpaid, computed from the end of the Initial Fee Period to and including the date on which a Purchased Account is Closed.
(t) "Additional Factoring Fee" – As stated within the *General Rates and Fees*, or 30 days based on a 30 day month and 360 day year if unstated.
(u) "Initial Factoring Fee" - The first 30 days after the Purchase Price is paid to Seller or credited by Purchaser to Seller's Reserve Account based on a 30 day month and 360 day year unless explicitly overridden within the *General Rates and Fees*.
(v) "Invoice" - The document that evidences or is intended to evidence an Account. Where the context so requires, reference to an Invoice shall be deemed to refer to the Account, Eligible Account or Purchased Account to which it relates.
(w) "Late Charge" – None.
(x) "Late Payment Date" - Ninety (90) days from the date on which a Purchased Account was Purchased.
(y) "Misdirected Payment Fee" – Unless otherwise stated in the *General Rates and Fees*, 20% of the amount of any payment (but in no event less than $1,000) on account of a Purchased Account which has been received by Seller and not delivered in kind to Purchaser on the next business day following the date of receipt by Seller, or 30% of the amount of any such payment which has been received by Seller as a result of any action taken by Seller to cause such payment to be made to Seller.
(z) "Obligations" - All present and future obligations owing by Seller to Purchaser whether arising hereunder or otherwise, and whether arising before, during or after the commencement of any Bankruptcy Case in which Seller is a Debtor. Without limiting the generality hereof, Seller acknowledges and agrees that the term "Obligations" shall include, all ledger debt of Seller, which shall mean and include all indebtedness of Seller now or hereafter owing to a third party, which Purchaser has heretofore or hereafter purchases from such third party, acquires by way of assignment, or in which Purchaser has heretofore or hereafter acquires a security interest, whether as a result of Purchaser factoring or financing the accounts receivable of such third party or otherwise. Seller acknowledges that Purchaser will be relying upon this provision in factoring or financing the accounts receivable of such third parties (consisting of indebtedness and obligations now or hereafter due from Seller to such third parties), as well as in permitting Account Debtor's to incur other indebtedness due to Seller, but nothing herein shall constitute a commitment of any kind by Purchaser to factor or finance the accounts receivable of any third party to the extent they represent amounts owing by Seller to such third parties.
(aa) "Parties" - Seller and Purchaser.
(bb) "Payor" - An Account Debtor or other obligor on an Account, or entity making payment thereon for the account of such party.
(cc) "Purchase Date" - The date on which Seller has been advised in writing that Purchaser has agreed to purchase an Account.
(dd) "Purchase Price" - The Face Amount of a Purchased Account.
(ee) "Purchased Accounts" - Accounts purchased hereunder which have not been Closed.
(ff) "Repurchased" - An Account has been repurchased when Seller has paid to Purchaser the then unpaid Face Amount.
(gg) "Required Reserve Amount" - The Reserve Percentage multiplied by the unpaid balance of Purchased Accounts.
(hh) "Reserve Account" - A bookkeeping account on the books of the Purchaser representing the portion of the Purchase Price which has not been paid by Purchaser to Seller, maintained by Purchaser to ensure Seller's performance with the provisions hereof.
(ii) "Reserve Percentage" - 100% less the Advance Rate. The Reserve Percentage may be increased or decreased at any time in Purchaser's sole discretion.
(jj) "Reserve Shortfall" - The amount by which the Reserve Account is less than the Required Reserve Amount.
(kk) "Restricted Industry" – any of the following industries: adult entertainment, firearm or ammunition sales or manufacturing, or gaming/gambling.
(ll) "Term" – One Year.
(mm) "UCC" – The Uniform Commercial Code as adopted in the Chosen State.

[SIGNATURES AGREEING TO THE STANDARD TERMS AND CONDITIONS APPEAR ON THE FIRST PAGE]

AMENDMENT NO. 1 TO FINANCING AND SECURITY AGREEMENT AND JOINDER AGREEMENT

This Amendment No. 1 to Financing and Security Agreement and Joinder Agreement (this "Amendment") shall be entered into on Sep 14, 2016 , by and among SOCIAL REALITY, INC. ("Existing Seller"), STEEL MEDIA ("New Seller", and together with Existing Seller on a joint and several basis, "Seller"), and FAST PAY PARTNERS LLC ("Purchaser").

RECITALS

WHEREAS, the Existing Seller and Purchaser are entering into that certain Financing and Security Agreement dated as of the date hereof, as amended from time to time (as amended, the "Financing Agreement");

WHEREAS, New Seller desires to enter into the Financing Agreement as a co-borrower and grantor of Collateral in favor of Purchaser;

WHEREAS, New Seller is a wholly-owned subsidiary of Existing Seller and as a co-borrower under the Financing Agreement will benefit of the financial accommodations extended to Existing Seller and New Seller by Purchaser thereunder;

WHEREAS, the Seller and Purchaser deem it desirable and necessary to supplement and modify certain terms and provisions to the Financing Agreement by this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Financing Agreement. This Amendment and the terms and provisions hereof, are incorporated in their entirety into the Financing Agreement by reference. In the event of any conflict between this Amendment and the Financing Agreement, the terms of this Amendment shall prevail.

2. Amendments to the Financing Agreement.

   a. The *General Rates and Fees* box on the first page of the Financing Agreement is hereby amended by deleting such box in its entirety and replacing such box with the following:

[redacted]

The items referenced below are subject to and defined within the provisions of this Agreement:

(a) Maximum Line Amount: Eight Million Dollars ($8,000,000.00)
(b) Advance Rate: Eighty Percent (80.0%) of gross value of Invoices
(c) Minimum Invoice Size: Five thousand dollars ($5,000)
(d) Initial Factoring Fee: Zero Point Seven One Seven Percent (0.717%) flat fee, based on gross value of the Invoice, for initial 30 day period
(e) Additional Factoring Fee: Zero Point Seven One Seven Percent (0.717%) prorated daily on the gross value of the Invoiced amount outstanding, commencing on day 31
(f) Misdirected Payment Fee: Repayment of all Advances must be paid by the Account Debtor directly to Purchaser. In the event an Account Debtor fails to pay Purchaser directly, Purchaser will provide Seller a grace period of seven (7) business days to notify Purchaser of any Misdirected Payment and to forward the full amount of the Misdirected Payment to Purchaser; otherwise Seller may be assessed a Misdirected Payment Fee equaling 20% of the amount of such payment. Notwithstanding the foregoing or anything else herein, Seller must forward to Purchaser the full amount of any Misdirected Payment within 1 business day of receipt of Purchaser's written notice to Seller.
(g) Concentration Limit: The percentage of any debt from a single Account Debtor over the total amount outstanding from Seller's Purchased Accounts must remain below 25%; provided, solely with respect to [redacted] and its affiliates in the aggregate, the foregoing percentage shall be 50%. In the event the percentage exceeds either of the foregoing limits, Purchaser may exercise its right not to purchase more accounts from the applicable Account Debtor.
(h) Closing Fee: One Thousand Dollars ($1,000.00)
(i) Wire Fee: An amount equal to Thirty-Five Dollars ($35.00) to cover fees and costs associated with incoming and outgoing wire transfers to/from the Lockbox or as between Purchaser/Seller.
(j) Termination: Subject to a fee (such fee, the "Early Termination Fee") equal to: (i) 2% of the Maximum Line Amount with respect to any termination of this Agreement prior to the date that is 6 months subsequent to the date hereof (such date, the "6 Month Date") and (ii) 1% of the Maximum Line Amount with respect to any termination of this Agreement after the 6 Month Date but prior to 1st anniversary of the date hereof, Seller may terminate this Agreement at any time upon 60 days prior written notice to Purchaser whereupon this Agreement shall terminate upon successful repayment of all outstanding Obligations.
(k) Minimum Utilization: Beginning on the 31st day after the date hereof, Seller shall at all times utilize at least 50% of the Maximum Line Amount. The Factoring Fees otherwise set forth herein shall be adjusted to reflect such minimum utilization.

b. Section 2.1 of the Financing Agreement is hereby amended by deleting such section and replacing it with the following:

"2.1 Seller shall pay, within 3 business days of Purchaser's demand, the amount of any Reserve Shortfall."

c. Section 2.4 of the Financing Agreement is hereby amended by deleting such section and replacing it with the following:

"2.4 Purchaser may, in its reasonable discretion (including upon written request from Seller), pay any amounts due Seller hereunder by a credit to the Reserve Account."

d. Section 5.2 of the Financing Agreement is hereby amended by deleting such section and replacing it with the following:

"5.2 **Misdirected Payment Fee**. Any Misdirected Payment Fee immediately upon its accrual, subject to the time period set forth in the *General Rates and Fees*."

e. Section 6 of the Financing Agreement shall be amended by deleting the reference in the first sentence to "on demand" and replacing such reference with "within 3 business days of written demand".

f. Section 12.10 of the Financing Agreement is hereby amended by deleting the reference therein to "any of its assets in a manner not in the ordinary-course-of-business" and replacing such reference with "any of its assets in a manner not in the ordinary-course-of-business or any of the Collateral in any event".

g. Section 17.1 of the Financing Agreement is hereby amended by adding the following proviso to the beginning of such section as follows: "Subject to a 5 business day cure period for the breach of any non-payment affirmative covenant,".

h. Section 17.1(b) of the Financing Agreement is hereby amended by deleting such clause (b) and replacing such clause with the following:

"(b) there shall be commenced by or against Seller any voluntary case under the United States bankruptcy code (or involuntary case and any of the following events occur: (i) Seller consents to the institution of such insolvency proceeding against it, (ii) the petition commencing the insolvency proceeding is not timely controverted, (iii) the petition commencing the insolvency proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (iv) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Seller, or (v) an order for relief shall have been issued or entered therein), or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets, or Seller makes or sends notice of a bulk transfer;"

i. Section 17.1(e) of the Financing Agreement is hereby amended by deleting the reference therein to "breach any covenant" and replacing such reference with "breach any material covenant".

j. Section 17.1 of the Financing Agreement is hereby amended by adding the following new clause (i) therein immediately after the existing clause (h) as follows:

"or (i) any Event of Default has occurred and is continuing under any of the Term Loan Documents."

k. Section 18.3 of the Financing Agreement is hereby amended by deleting the first sentence therein in its entirety.

l. Section 27.1.1 of the Financing Agreement is hereby amended by deleting such section and replacing it with the following:

"27.1.1 Negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith (the parties acknowledge and agree the reimbursable costs and expenses of negotiating, preparing, and administering this Agreement up to and including the date hereof is $0); Any way arising out of or in connection with this Agreement, and whether or not arising out of a dispute which does not involve Purchaser."

m. Section 36 of the Financing Agreement is hereby amended by deleting the definitions of "Collateral", "Complete Termination", "Late Payment Date", and "Term Loan Documents" therein and replacing such definitions as follows:

"Collateral" – All Seller's now owned and hereafter acquired Accounts, Deposit Accounts, and all proceeds of each of the foregoing."

"Complete Termination" - Complete Termination occurs upon satisfaction of the following conditions: (1) Payment in full of all Obligations of Seller to Purchaser; (2) If Purchaser has issued or caused to be issued guarantees, promises, or letters of credit on behalf of Seller, acknowledgement from any beneficiaries thereof that Purchaser or any other issuer has no outstanding direct or contingent liability therein; and (3) Seller has complied with Section 21.1.

"Late Payment Date" – One Hundred Twenty (120) days from the date on which a Purchased Account was Purchased.

"Term Loan Documents" – that certain Financing Agreement dated as of October 30, 2014 between Seller, the guarantors from time to time party thereto, the lenders party thereto, and Victory Park Management, LLC ("Term Loan Agent"), as amended, restated, or supplemented from time to time, and any documents entered into in connection therewith.

3. Joinder Provisions.

   a. New Seller, by its signature below, becomes a "Seller" under the Financing Agreement with the same force and effect as if originally named therein as a "Seller" and New Seller hereby (a) agrees to all of the terms and provisions of the Financing Agreement applicable to it as a "Seller" thereunder and (b) represents and warrants that the representations and warranties made by it as a "Seller" thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. In furtherance of the foregoing, New Seller hereby (a) jointly and severally unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Obligations under the Financing Agreement, and (b) unconditionally grants, assigns, and pledges to Seller, to secure the Obligations, a continuing security interest in and to all of New Seller's right, title and interest in and to the Collateral. Each reference to "Seller" in the Financing Agreement shall be deemed to include Existing Seller and New Seller, collectively, on a joint and several basis. "Obligations" as defined in the Financing Agreement shall include all present and future obligations owing by either Existing Seller or New Seller to Purchaser. The Financing Agreement is incorporated herein by reference. For the avoidance of doubt, New Seller hereby grants to Purchaser, as collateral securing the Obligations under the Financing Agreement, a first priority security interest into all of New Seller's now owned and hereafter acquired Accounts, Deposit Accounts, and all proceeds of each of the foregoing.

   b. New Seller authorizes Purchaser at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Collateral as "All of Debtor's now existing or hereafter acquired Accounts, Deposit Accounts, and proceeds of each of the foregoing" or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of

the Code for the sufficiency or filing office acceptance. New Seller also hereby ratifies any and all financing statements or amendments previously filed by Purchaser in any jurisdiction in connection with the Financing Agreement.

c. New Seller represents and warrants to Purchaser that this Amendment (including the joinder provisions) has been duly executed and delivered by New Seller and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

d. This Amendment is a loan document related to the Financing Agreement. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Joinder. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

4. Conditions Precedent to Effectiveness of this Amendment.

a. The Financing Agreement must be in effect, without termination;
b. No Default or Event of Default shall have occurred or be continuing under the Financing Agreement; and
c. Seller shall pay all of Purchaser's reasonable out-of-pocket fees and expenses in connection with this Amendment.

5. Condition Subsequent to this Amendment. Within 15 business days of the date hereof, Seller shall have provided a deposit account control agreement, in form and substance reasonably acceptable to Purchaser, executed by Seller, Term Loan Agent, and each depositary institution with which Seller holds or maintains any Deposit Accounts.

6. Sections 29, 30, and 31 of the Financing Agreement are hereby incorporated herein by reference *mutatis mutandis*.

IN WITNESS WHEREOF, the parties here have executed this Amendment as of the day, month, and year first above written.

EXISTING SELLER:

SOCIAL REALITY, INC.

Signature: Christopher Miglino
Christopher Miglino (Sep 14, 2016)

Email: chris@socialreality.com

Christopher Miglino

CEO

NEW SELLER

STEEL MEDIA

Signature: Christopher Miglino
Christopher Miglino (Sep 14, 2016)

Email: chris@socialreality.com

Christopher Miglino

CEO

PURCHASER:

FAST PAY PARTNERS LLC

Signature: Secil Baysal
Secil Baysal (Sep 19, 2016)

Email: legal@fastpaypartners.com

Secil Baysal

President & COO